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EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference (Nos. 33-96914, 33-96916, 33-96918) of Eagle Point Software Corporation on Form S-8 of our report dated July 31, 1998 appearing in this Annual Report on Form 10-K of Eagle Point Software Corporation for the year ended June 30, 1998.



Des Moines, Iowa
September 25, 1998

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